UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.  )

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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a‑12

YUM! BRANDS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON THURSDAY, MAY 14, 2020

The following notice relates to the proxy statement (the “Proxy Statement”) of Yum! Brands, Inc. (the “Company”), dated April 3, 2020, furnished to shareholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Shareholders to be held on Thursday, May 14, 2020. This notice is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about April 20, 2020.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

On April 20, 2020, the Company issued the following press release.

News Release

Contacts:

Investors:
Keith Siegner
Vice President, Investor Relations, M&A, and Treasurer
888/298-6986

Media:
Virginia Ferguson
Senior Director, Public Relations
502/874-8200

Yum! Brands Moves to Virtual Annual Meeting of Shareholders for 2020

Louisville, KY, April 20, 2020 - Yum! Brands, Inc. (NYSE: YUM), parent company of KFC, Pizza Hut, Taco Bell and The Habit Burger Grill, today announced that its 2020 Annual Meeting of Shareholders will be conducted in a virtual format and there will no longer be an in-person attendance option. This change helps ensure the health and safety of the Company’s shareholders, employees and communities in light of the ongoing public health impact of the novel coronavirus (COVID-19) pandemic.

The Annual Meeting will be held on Thursday, May 14, 2020 at 9 a.m. ET. The virtual meeting can be accessed by shareholders here: www.virtualshareholdermeeting.com/YUM2020. To enter the virtual meeting, shareholders must enter their 16-digit control number included on the proxy card, voting instruction form, notice or email that they previously received.

Whether or not shareholders attend the virtual meeting, the Company encourages them to consider the matters presented in the proxy statement and vote as soon as possible. The e-proxy is available here.

About Yum! Brands
Yum! Brands, Inc., based in Louisville, Kentucky, has over 50,000 restaurants in more than 150 countries and territories primarily operating the Company’s brands - KFC, Pizza Hut, and Taco Bell - global leaders of the chicken, pizza, and Mexican-style food categories. The Company’s family of brands also includes The Habit Burger Grill, a fast-casual restaurant concept specializing in made-to-order chargrilled burgers, sandwiches and more. Worldwide, the Yum! Brands system opens over nine new restaurants per day on average, making it a leader in global retail development. In 2019, Yum! Brands was named to the Dow Jones Sustainability North America Index and ranked among the top 100 Best Corporate Citizens by Corporate Responsibility Magazine.